Exhibit 99.1

Apple Hospitality REIT, Inc. Announces
Dates for First Quarter 2016 Earnings Release and Conference Call

Richmond, Va.--April 15, 2016-- Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality” or the “Company”) today announced that it plans to report first quarter 2016 financial results after the market closes on Thursday, May 5, 2016, and host a conference call for investors and interested parties on Friday, May 6, 2016, at 9:00 a.m. Eastern Time, to discuss the results.

The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the investor information section of the Company's website at ir.applehospitalityreit.com.

A replay of the call will be available from approximately 12:00 p.m. Eastern Time on May 6, 2016, through midnight Eastern Time on May 20, 2016. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13635313. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. The Company’s portfolio consists of 179 hotels, with approximately 22,950 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets throughout 32 states. For more information, please visit www.applehospitalityreit.com.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Vice President, Investor Relations
804‐727‐6321
kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.